UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2018

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (855) 884-0575

_________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑
_________________________________________

Item 5.07    Submission of Matters to a Vote of Security Holders.
Pioneer Energy Services Corp. ("the Company") held its 2018 Annual Meeting of Shareholders on May 17, 2018 ("the 2018 Annual Meeting").
Set forth below are the final voting results for matters voted upon at the 2018 Annual Meeting. The matters set forth below are described in greater detail in the 2018 Proxy Statement. At the 2018 Annual Meeting, the holders of 73,574,880 shares of the Company's common stock cast votes either in person or by proxy, which represent approximately 95% of the outstanding shares of the Company's common stock.

1.	The Company's shareholders elected Wm. Stacy Locke and C. John Thompson as Class II directors to hold office until the Company's 2021 Annual Meeting of Shareholders, based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Wm. Stacy Locke	54,425,018	1,885,545	17,264,317
C. John Thompson	51,190,660	5,119,903	17,264,317

2.	The shareholders approved, on an advisory basis, the compensation paid to the Company's named executive officers as described pursuant to Item 402 of Regulation S-K, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,968,954	2,238,273	103,336	17,264,317

3.	The shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2018 fiscal year, based upon the following votes:

Votes For	Votes Against	Abstentions
72,930,886	503,237	140,757

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

By:	/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Date: May 22, 2018